Exhibit 99.1

Fabrinet Announces Fourth Quarter and Fiscal Year 2018 Financial Results

BANGKOK, Thailand – August 20, 2018 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its fourth quarter and fiscal year ended June 29, 2018.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “Our financial results for the fourth quarter exceeded our guidance for revenue and profitability. Our sequential revenue growth was driven by modest growth from optical communications products, and strong growth from non-optical communications products, with a particularly notable performance in the industrial laser and automotive markets. We are encouraged by the broadly improving demand dynamics we see and are optimistic that we will see continued sequential growth in the first quarter of fiscal year 2019 as we expand our leadership as a manufacturer of complex products.”

Toh-Seng Ng, Chief Financial Officer of Fabrinet, added, “On a personal note, at my request, our board of directors has initiated a CFO succession plan. We have retained an executive search firm to assist in identifying and evaluating candidates, and there is no set timeline for this process.”

Fourth Quarter Fiscal Year 2018 Financial Highlights

GAAP Results

•	Revenue for the fourth quarter of fiscal year 2018 was $345.3 million, compared to revenue of $370.5 million for the comparable period in fiscal year 2017.

•

GAAP net income for the fourth quarter of fiscal year 2018 was $22.8 million, compared to GAAP net income of $27.4 million for the fourth quarter of fiscal year 2017. GAAP net income for the fourth quarter of fiscal year 2018 included a foreign exchange loss of $0.9 million, or $0.02 per diluted share, compared to a foreign exchange loss of $1.0 million, or $0.03 per diluted share, for the fourth quarter of fiscal year 2017.

•	GAAP net income per diluted share for the fourth quarter of fiscal year 2018 was $0.60, compared to GAAP net income per diluted share of $0.72 for the fourth quarter of fiscal year 2017.

Non-GAAP Results

•

Non-GAAP net income for the fourth quarter of fiscal year 2018 was $30.7 million, compared to non-GAAP net income of $32.8 million for the fourth quarter of fiscal year 2017. Non-GAAP net income for the fourth quarter of fiscal year 2018 included a foreign exchange loss of $0.9 million, or $0.02 per diluted share, compared to a foreign exchange loss of $1.0 million, or $0.03 per diluted share, for the fourth quarter of fiscal year 2017.

•	Non-GAAP net income per diluted share for the fourth quarter of fiscal year 2018 was $0.81, compared to non-GAAP net income per diluted share of $0.86 for the same period a year ago.

Fiscal Year 2018 Financial Highlights

GAAP Results

•	Revenue for fiscal year 2018 was $1,371.9 million, compared to revenue of $1,420.5 million for fiscal year 2017.

•

GAAP net income for fiscal year 2018 was $84.2 million, compared to GAAP net income of $97.1 million for fiscal year 2017. GAAP net income for fiscal year 2018 included a foreign exchange loss of $6.6 million, or $0.17 per diluted share, compared to a foreign exchange loss of $1.1 million, or $0.03 per diluted share, for fiscal year 2017.

•	GAAP net income per diluted share for fiscal year 2018 was $2.21, compared to GAAP net income per diluted share of $2.57 for fiscal year 2017.

Non-GAAP Results

•

Non-GAAP net income for fiscal year 2018 was $113.5 million, compared to non-GAAP net income of $127.4 million for fiscal year 2017. Non-GAAP net income for fiscal year 2018 included a foreign exchange loss of $6.6 million, or $0.17 per diluted share, compared to a foreign exchange loss of $2.9 million, or $0.08 per diluted share, for fiscal year 2017.

•	Non-GAAP net income per diluted share for fiscal year 2018 was $2.98, compared to non-GAAP net income per diluted share of $3.37 for fiscal year 2017.

Share Repurchase Program Update

Fabrinet repurchased approximately 551,000 ordinary shares at an average price of $36.31 during the fourth quarter. As of June 29, 2018, Fabrinet had a remaining authorization to purchase up to an additional $17.6 million worth of its ordinary shares.

Business Outlook

The guidance provided below is based on ASC 605. In the first quarter of fiscal 2019, Fabrinet will report results under ASC 606, which it is adopting for fiscal year 2019 on a modified retrospective transition method, and will provide a reconciliation to ASC 605 at that time.

Based on information available as of August 20, 2018, Fabrinet is issuing guidance for its first fiscal quarter of 2019 ending September 28, 2018, as follows:

•	Fabrinet expects first quarter revenue to be in the range of $347 million to $355 million.

•	GAAP net income per diluted share is expected to be in the range of $0.58 to $0.61, based on approximately 37.9 million fully diluted shares outstanding.

•	Non-GAAP net income per diluted share is expected to be in the range of $0.80 to $0.83, based on approximately 37.9 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Fourth Quarter and Fiscal Year 2018 Financial Results Call
When:	Monday, August 20, 2018
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 9097326
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 9097326
Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China and the United Kingdom. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) statements regarding improving demand and our ability to achieve sequential growth in the first quarter of fiscal year 2019, as well as our ability to expand our leadership as a manufacturer of complex products; and (2) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the first quarter of fiscal year 2019. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, filed on May 8, 2018. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; severance payments; expenses related to our CEO search; debt administration expense; amortization of intangibles; business combination expenses; loss (gain) on foreign currency contracts; amortization of debt issuance costs; and restructuring charges. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Garo Toomajanian

ir@fabrinet.com

FABRINET

CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data)	June 29, 2018	June 30, 2017
Assets
Current assets
Cash and cash equivalents	$158,102	$133,825
Restricted cash in connection with business acquisition	3,331	—
Marketable securities	174,269	151,450
Trade accounts receivable, net	246,912	264,349
Inventory, net	257,687	238,665
Prepaid expenses	8,061	6,306
Other current assets	5,948	4,159

Total current assets	854,310	798,754

Non-current assets
Restricted cash in connection with business acquisition	—	3,312
Property, plant and equipment, net	219,640	216,881
Intangibles, net	4,880	5,840
Goodwill	3,828	3,806
Deferred tax assets	5,280	2,905
Deferred debt issuance costs on revolving loan and other non-current assets	80	1,577

Total non-current assets	233,708	234,321

Total Assets	$1,088,018	$1,033,075

Liabilities and Shareholders’ Equity
Current liabilities
Bank borrowings, net of unamortized debt issuance costs	$3,250	$48,402
Trade accounts payable	220,159	215,262
Capital lease liability, current portion	451	344
Income tax payable	709	1,976
Deferred liability in connection with business acquisition	3,331	—
Accrued payroll, bonus and related expenses	13,476	13,852
Accrued expenses	9,013	9,227
Other payables	19,728	22,209

Total current liabilities	270,117	311,272

Non-current liabilities
Long-term loan from bank, non-current portion, net of unamortized debt issuance costs	60,938	22,701
Deferred tax liability	2,284	1,981
Capital lease liability, non-current portion	516	1,024
Deferred liability in connection with business acquisition	—	3,312
Severance liabilities	10,162	8,488
Other non-current liabilities	3,062	2,723

Total non-current liabilities	76,962	40,229

Total Liabilities	347,079	351,501

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of June 29, 2018 and June 30, 2017)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 37,723,733 shares and 37,340,496 shares issued, and 36,434,630 shares and 37,340,496 shares outstanding as of March 30, 2018 and June 30, 2017, respectively)	377	373
Additional paid-in capital	151,797	133,293

Treasury shares at cost (1,289,103 shares and zero shares as of March 30, 2018 and June 30, 2017, respectively)	(42,401)	—
Accumulated other comprehensive loss	(1,257)	(348)
Retained earnings	632,423	548,256

Total Shareholders’ Equity	740,939	681,574

Total Liabilities and Shareholders’ Equity	$1,088,018	$1,033,075

FABRINET

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

	Three Months Ended		Twelve Months Ended
(in thousands of U.S. dollars, except per share amounts)	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Revenues	$345,327	$370,454	$1,371,925	$1,420,490

Cost of revenues	(306,346)	(325,694)	(1,218,513)	(1,249,030)

Gross profit	38,981	44,760	153,412	171,460
Selling, general and administrative expenses	(16,559)	(15,057)	(57,812)	(65,626)
Expenses related to reduction in workforce	—	—	(1,776)	—

Operating income	22,422	29,703	93,824	105,834
Interest income	1,371	507	3,925	1,977
Interest expense	(1,107)	(804)	(3,606)	(3,321)
Foreign exchange loss, net	(877)	(1,042)	(6,587)	(1,142)
Other income	35	112	473	509

Income before income taxes	21,844	28,476	88,029	103,857
Income tax expense	924	(1,075)	(3,862)	(6,742)

Net income	22,768	27,401	84,167	97,115

Other comprehensive loss, net of tax:
Change in net unrealized loss on marketable securities	29	20	(1,019)	(471)
Change in net unrealized loss on derivative instruments	—	—	(1)	(158)
Change in foreign currency translation adjustment	(1,247)	625	111	(310)

Total other comprehensive loss, net of tax	(1,218)	645	(909)	(939)

Net comprehensive income	$21,550	$28,046	$83,258	$96,176

Earnings per share
Basic	$0.62	$0.73	$2.26	$2.63
Diluted	$0.60	$0.72	$2.21	$2.57

Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,828	37,334	37,257	36,927
Diluted	37,766	38,118	38,035	37,852

FABRINET

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
(in thousands of U.S. dollars)	June 29, 2018	June 30, 2017
Cash flows from operating activities
Net income for the period	$84,167	$97,115
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	29,087	23,793
Loss (gain) on disposal of property, plant and equipment	18	(30)
Loss on disposal of intangibles	447	—
Loss from sales and maturities of available-for-sale securities	364	822
Amortization of investment discount	(506)	(193)
Amortization of deferred debt issuance costs	994	1,396
Reversal of allowance for doubtful accounts	(23)	(1)
Unrealized loss on exchange rate and fair value of derivative instruments	4,222	1,884
Share-based compensation	22,581	26,507
Deferred income tax	(2,074)	754
Other non-cash expenses	2,133	2,173
(Reversal of) Inventory obsolescence	(436)	42
Changes in operating assets and liabilities
Trade accounts receivable	17,852	(64,142)
Inventory	(19,432)	(53,802)
Other current assets and non-current assets	(4,464)	(2,231)
Trade accounts payable	3,502	38,293
Income tax payable	(1,267)	(67)
Other current liabilities and non-current liabilities	915	(1,379)

Net cash provided by operating activities	138,080	70,934

Cash flows from investing activities
Purchase of marketable securities	(152,908)	(122,778)
Proceeds from sales of marketable securities	61,795	39,578
Proceeds from maturities of marketable securities	67,417	72,361
Payments in connection with business acquisition, net of cash acquired	—	(9,917)
Purchase of property, plant and equipment	(33,825)	(68,262)
Purchase of intangibles	(1,577)	(1,768)
Proceeds from disposal of property, plant and equipment	449	230

Net cash used in investing activities	(58,649)	(90,556)

Cash flows from financing activities
Proceeds of short-term loans from banks	5,000	27,500
Repayment of short-term loans from bank	(1,003)	(157)
Repayment of long-term loans from bank	(11,212)	(18,100)
Repayment of capital lease liability	(417)	(276)
Repurchase of ordinary shares	(42,401)	—
Proceeds from issuance of ordinary shares under employee share option plans	1,436	5,890
Withholding tax related to net share settlement of restricted share units	(5,509)	(1,425)

Net cash (used in) provided by financing activities	(54,106)	13,432

Net increase (decrease) in cash, cash equivalents and restricted cash	25,325	(6,190)

Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	137,137	142,804
Increase (decrease) in cash, cash equivalents and restricted cash	25,325	(6,190)
Effect of exchange rate on cash, cash equivalents and restricted cash	(1,029)	523

Cash, cash equivalents and restricted cash at end of period	$161,433	$137,137

Non-cash investing and financing activities
Construction, software-related and equipment-related payables	$5,144	$8,434

FABRINET

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of same amounts shown in the consolidated statements of cash flows:

(amount in thousands)	As of June 29, 2018	As of June 30, 2017
Cash and cash equivalents	$158,102	$133,825
Restricted cash in connection with business acquisition (non-current assets)	3,331	3,312

Cash, cash equivalents and restricted cash	$161,433	$137,137

FABRINET

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended				Twelve Months Ended
	June 29, 2018		June 30, 2017		June 29, 2018		June 30, 2017
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	22,768	0.60	27,401	0.72	84,167	2.21	97,115	2.57
Items reconciling GAAP net (loss) income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,507	0.04	1,133	0.03	6,784	0.18	5,318	0.14
Depreciation of fair value uplift	89	0.00	80	0.00	330	0.01	147	0.00

Total related to gross profit	1,596	0.04	1,213	0.03	7,114	0.19	5,465	0.14

Related to selling, general and administrative expenses:
Share-based compensation expenses	3,370	0.09	3,438	0.09	15,797	0.42	21,190	0.56
Expenses related to CEO search	—	—	100	0.00	204	0.01	203	0.01
Debt administration expenses	—	—	—	—	—	—	320	0.01
Amortization of intangibles	199	0.01	199	0.01	780	0.02	607	0.02
Business combination expenses	—	—	160	0.00	117	0.00	1,790	0.05
Severance payments	2,142	0.06	—	—	2,142	0.06	577	0.02

Total related to selling, general and administrative expenses	5,711	0.15	3,897	0.10	19,040	0.50	24,687	0.65

Related to other incomes and other expenses:
Loss on foreign currency contracts	—	—	—	—	—	—	(1,713)	(0.05)
Restructuring charges	—	—	—	—	1,776	0.05	—	—
Amortization of debt issuance costs	634	0.02	257	0.01	1,412	0.04	1,884	0.05

Total related to other incomes and other expenses	634	0.02	257	0.01	3,188	0.08	171	0.00

Total related to net income & EPS	7,941	0.21	5,367	0.14	29,342	0.77	30,323	0.80

Non-GAAP measures	30,709	0.81	32,768	0.86	113,509	2.98	127,438	3.37

Shares used in computing diluted net income per share
GAAP diluted shares		37,766		38,118		38,035		37,852
Non-GAAP diluted shares		37,766		38,118		38,035		37,852

FABRINET

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(in thousands)	Three Months Ended		Twelve Months Ended
	June 29,	June 30,	June 29,	June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$48,286	$10,546	$138,080	$70,934
Less: Purchase of property, plant and equipment	(5,557)	(11,038)	(33,825)	(68,262)

Non-GAAP free cash flow	$42,729	($492)	$104,255	$2,672

FABRINET

GUIDANCE FOR QUARTER ENDING SEPTEMBER 28, 2018

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted
EPS
GAAP net income per diluted share:	$0.58 to $0.61
Related to cost of revenues:
Share-based compensation expenses	0.05

Total related to gross profit	0.05

Related to selling, general and administrative expenses:
Share-based compensation expenses	0.16
Business combination expenses	0.01

Total related to selling, general and administrative expenses	0.17

Total related to net income & EPS	0.22

Non-GAAP net income per diluted share	$0.80 to $0.83